SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7th, 2018

Date of Report

(Date of Earliest Event Reported)

CELEBIDDY, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3425396
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

18 Narbonne

Newport Beach, CA

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: 626-644-0070

147 North Sparks Street

Burbank, CA 91506
(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement

Promissory Note

On February 7th, 2018 (the “Effective Date”), Celebiddy, Inc., a Delaware corporation (the “Company”), issued a promissory note (the “Promissory Note”) in the amount of up to $90,000 (the “Loan Amount”) to Mary Malek, President and CEO of the Company (the “Lender”). Pursuant to the terms and subject to the conditions of the Promissory Note, the Company agreed to repay to Lender the entire Loan Amount, at 0% interest rate, due upon demand by Lender.

The Promissory Note has an indefinite term and bears 0% interest. The Promissory Note reflects the Company’s intent to recompense the Lender for certain prior loans made by the Lender to the Company, one loan in the amount of $40,000 (Forty Thousand dollars), lent to the Company on November 6th, 2017, and another issued by the Lender to the Company in the amount of $50,000 (Fifty Thousand dollars), lent to the Company on December 26th, 2017.

The foregoing is only brief description of the material terms of the Promissory Note, the form of which is attached hereto as Exhibits 10.1, and is incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

10.1	Promissory Note dated February 7th, 2018 by and among the Company and Lender

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELEBIDDY, INC.

Dated: February 7th, 2018	By:	/s/ Mary Malek
President and Chief Executive Officer

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